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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934


                      Date of Report: October 16, 1998


                       Commission File Number 1-13159

                                 ENRON CORP.
           (Exact name of registrant as specified in its charter)


                Oregon                                    47-0255140
     (State or other jurisdiction of             (I.R.S. Employer Identification
    incorporation or organization)                         Number)

             Enron Building
            1400 Smith Street
             Houston, Texas
     (Address of principal executive                          77002
                offices)                                    (Zip Code)


                                 (713) 853-6161
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 24, 1998, Enron Corp., an Oregon corporation ("Enron" or the "Registrant"), announced the formation of a new company to pursue opportunities in the global water business. The new water company will own and operate strategic water and wastewater assets, such as local distribution systems and treatment facilities, and develop related infrastructure. As a key step in establishing this new business, on July 24, 1998, Enron announced an all cash offer, which was unanimously recommended by the board of directors of Wessex Water Plc ("Wessex"), for all outstanding ordinary shares of Wessex (the "Offer"). The Offer, which was made by Enron Water (Europe) Plc, a wholly owned subsidiary of Enron and a public limited company organized under the laws of England and Wales ("EWE"), was made on the basis of British Pound 6.30 for each share and valued the ordinary share capital of Wessex, on a fully diluted basis, at approximately British Pound 1.4 billion (approximately US$2.2 billion based on then applicable exchange rates). The Offer price was established as a result of arm's-length negotiation between representatives of Enron and Wessex and represented a 28 percent premium based on Wessex's closing price of British Pound 4.93 per share on July 23, 1998. The Offer was made subject to certain regulatory and other customary conditions.

         On October 2, 1998, Enron announced that it had received valid acceptances of the Offer by EWE for Wessex in respect of more than 90 percent of Wessex's issued ordinary share capital. On the same date, EWE made payment for 91.9 percent of Wessex's issued ordinary share capital. Further, on October 2, 1998, Enron issued notices to those Wessex ordinary shareholders who had not already accepted the Offer, informing them that it intended to exercise its rights under section 429 of the Companies Act 1985 (as amended) to acquire compulsorily all the outstanding ordinary shares of Wessex. The compulsory share acquisition is expected to be consummated in November 1998.

         The acquisition of Wessex was financed through bank facilities of Enron and subsidiary companies.

         Wessex is a water and wastewater services company based in southwestern England. Wessex will continue to provide its existing customers with high quality water and wastewater services through continued investment in its infrastructure and in the latest technology.

         Enron intends to request the London Stock Exchange to delist the Wessex ordinary shares as soon as practicable.

         Wessex proposes to convene an extraordinary general meeting of shareholders to be held on or about November 23, 1998. Two resolutions will be proposed at the meeting as special resolutions, and EWE, as owner of more than 95% of the ordinary shares of Wessex, intends to vote in favor of both resolutions. The resolutions are as follows: (1) to reduce the capital of Wessex and cancel the preference shares and make consequential amendments to Wessex's articles of association; and (2) to re-register Wessex as a private company and amend the memorandum and articles of association to reflect this change of status.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of the Acquired Business.

                 It is impracticable for the Registrant to provide the financial statements required to be provided by this Item at this time, however, the Registrant shall provide the required statements under cover of an amendment to this Current Report on Form 8-K/A as soon as practicable, but in any event not later than December 18, 1998.

         (b)     Pro Forma Financial Information.

                 It is impracticable for the Registrant to provide the pro forma financial statements required to be provided by this Item at this time, however, the Registrant shall provide the required statements under cover of an amendment to this Current Report on Form 8-K/A as soon as practicable, but in any event not later than December 18, 1998.

         (c)     Exhibits.

                 *24      Consent of PricewaterhouseCoopers.

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         *To be filed by amendment.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENRON CORP.




Date:  October 16, 1998             By: /s/ RICHARD A. CAUSEY
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                                       Richard A. Causey
                                       Senior Vice President, Chief Accounting,
                                       Information and Administrative Officer